Exhibit 107

Calculation of Filing Fee Tables

Form S-8

AMERICAN BITCOIN CORP.

Table 1: Newly Registered Securities

Security Type		Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	Other	20,000,000	—	—	0.00013810	—
2	Equity	Class C Common Stock, par value $0.0001 per share	457(h)	20,000,000	$1.300	$26,000,000	0.00013810	$3,590.60

Total Offering Amounts						$26,000,000		$3,590.60
Total Fee Offsets								—
Net Fee Due								$3,590.60

1

1.a. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement (the “Registration Statement”) to which this exhibit relates shall also cover such indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and Class C common stock, par value $0.0001 per share (“Class C Common Stock,” and together with the Class A Common Stock, the “Common Stock”) of American Bitcoin Corp. (the “Registrant”) as may become issuable in respect of the securities identified in the above table as a result of any stock split, stock distribution, recapitalization or similar transaction effected without the Registrant’s receipt of consideration that result in an increase in the number of outstanding shares of Common Stock.

1.b. Represents 20,000,000 of Class A Common Stock issuable upon conversion of Class C Common Stock reserved for issuance in connection with equity awards issuable under the Registrant’s Amended and Restated American Bitcoin Corp. 2025 Omnibus Incentive Plan (the “Omnibus Plan”).

1.c. Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A Common Stock issuable upon conversion of shares of any Class C Common Stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class C Common Stock.

2

2.a. See note 1.a. above.

2.b. Represents 20,000,000 of Class C Common Stock reserved for issuance in connection with equity awards issuable under the Omnibus Plan.

2.c. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Capital Market on February 4, 2026, given the Class C Common Stock is not traded on an exchange or over-the-counter and is convertible into, without consideration, and entitled to the same economic benefits as the Class A Common Stock.